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                                EXHIBIT 23(A)(2)

                      ARTICLES SUPPLEMENTARY DATED 2/17/06

                          TRANSAMERICA INVESTORS, INC.

                             ARTICLES SUPPLEMENTARY

     Transamerica Investors, Inc., a Maryland corporation, having its principal office in Silver Spring, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Prior to the date hereof and pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors divided and classified 750,000,000 shares of the common stock, par value $.001 per share, of the Corporation (the "Common Stock") into the following series (the "Series") and provided for the issuance of the following Series:

                   Series                     Number of Shares
                   ------                     ----------------
Transamerica Premier Equity Fund                  57,142,858
Transamerica Premier Index Fund                   57,142,857
Transamerica Premier Bond Fund                    57,142,857
Transamerica Premier Balanced Fund                57,142,857
Transamerica Premier Aggressive Growth Fund        7,142,857
Transamerica Premier Small Company Fund            7,142,857
Transamerica Premier Cash Reserve Fund           507,142,857

     SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors has duly divided and classified 260,000,000 authorized but unissued shares of undesignated Common Stock of the Corporation among the following Series, including the Transamerica Premier Value Fund and the Transamerica Premier High-Yield Bond Fund which are new Series, and has provided for the issuance of such Series so that after such classification the number of shares of Common Stock in each such Series are as follows:

                   Series                     Number of Shares
                   ------                     ----------------
Transamerica Premier Equity Fund                 100,000,000
Transamerica Premier Index Fund                   60,000,000
Transamerica Premier Bond Fund                    60,000,000
Transamerica Premier Balanced Fund                60,000,000
Transamerica Premier Aggressive Growth Fund       60,000,000
Transamerica Premier Small Company Fund           60,000,000
Transamerica Premier Cash Reserve Fund           510,000,000
Transamerica Premier Value Fund                   50,000,000
Transamerica Premier High-Yield Bond Fund         50,000,000

     THIRD: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of Common Stock classified into the Series listed above are set forth in the Charter of the Corporation.

     FOURTH: (a) Pursuant to the authority of the Board of Directors to classify and reclassify Common Stock of a particular Series, the Board of Directors has subdivided each Series of the Corporation identified in the SECOND Article and any additional Series of Common Stock (unless otherwise specified in the articles supplementary designating such Series) into four classes of shares, which shall be designated Investor Class, Institutional Class, Class A and Class M, each consisting, until further changed, of the lesser of (x) the total number of shares of each such Series designated and specified in the SECOND Article above or (y) the number of shares that could be issued by issuing all of the shares of that Series currently or hereafter classified less the total number of shares of all other classes of such Series then issued and outstanding. The currently outstanding Common Stock of each Series shall be designated as Investor Class Common Stock.

     (b) Investor Shares are offered at net asset value and shall be subject to an annual asset-based distribution fee (as provided for by the plans adopted by the Board of Directors pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act") (the "12b-1 Plans") applicable to Investor Shares) of 0.25% of the average daily net assets of the Investor Shares in each Fund (except that the Transamerica Premier Index and Cash Reserve Funds will pay a 0.10% distribution fee). Institutional Shares are available to high net worth individuals, qualified retirement plans and other institutional investors that satisfy certain standards described in the registration statement of the Corporation, and supplements thereto, under the Securities Act of 1933 Act and the Investment Company Act (the "Registration Statement"), such as the minimum initial investment of $250,000. Institutional Shares are offered at net asset value and shall not be subject to an annual asset-based distribution or shareholder servicing fee. Class A Shares are available through investment advisers and/or other financial institutions to individuals, companies, pension and retirement savings programs and other investors and shall be subject to an annual asset-based distribution fee (as provided for by the 12b-1 Plans applicable to Class A Shares) of 0.35% of the average daily net assets of the Class A Shares in each Fund. Class M Shares are available through investment advisers and/or other financial institutions to individuals, companies, pension and retirement savings programs and other investors and shall be subject to an annual asset-based distribution fee (as provided for by the 12b-1 Plans applicable to Class M Shares) of 0.60% of the average daily net assets of the Class M Shares in each Fund. Subject to the foregoing, all Classes of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

     (1) Each Class of shares of a Series may be subject to such front-end sales loads as may be established by the Board of Directors from time to time in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc.


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     (2) Each Class of shares of a Series may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc.

     (3) Expenses related solely to a particular Class of a Series (including, without limitation, distribution expenses under a 12b-1 Plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ among the various Classes) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

     (4) At such time as may be determined by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the Registration Statement, shares of a particular Class of a Series may be automatically converted into shares of another Class; provided, however, that such conversion shall be subject, at the election of the Board of Directors, to the continuing availability of a private letter ruling of the Internal Revenue Service or an opinion of counsel to the effect that such conversion does not constitute a taxable event under federal income tax law and shall otherwise be in accordance with the Investment Company Act. The Board of Directors, in its sole discretion, may suspend any conversion rights if such opinion is no longer available.

     (5) As to any matter with respect to which a separate vote of any Class of a Series is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (3) above), such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting (as defined in the Charter of the Corporation), and if permitted by the Investment Company Act or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.

     FIFTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors has terminated the Class M shares of Common Stock of each Series, there being no shares outstanding of such Class of each Series as of the date hereof. The shares of such Class are hereby reclassified to the status of authorized but unissued shares of undesignated Common Stock of the Corporation and the existence of such Class is hereby terminated.

     SIXTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors has duly divided and classified 1,010,000,000 authorized but unissued shares of undesignated Common Stock of the Corporation among the following Series, including Transamerica Premier Institutional Equity Fund, which is a new Series, and has provided for the issuance of such Series so that after such classification the number of shares of Common Stock in each such Series are as follows:


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

                   Series                     Number of Shares
                   ------                     ----------------
Transamerica Premier Equity Fund                  70,000,000
Transamerica Premier Index Fund                   60,000,000
Transamerica Premier Bond Fund                    60,000,000
Transamerica Premier Balanced Fund                60,000,000
Transamerica Premier Focus Fund
   (formerly Transamerica Premier
   Aggressive Growth Fund)                        60,000,000
Transamerica Premier Growth Opportunities
   (formerly Transamerica Premier Small
   Company Fund)                                  60,000,000
Transamerica Premier Cash Reserve Fund           510,000,000
Transamerica Core Equity Fund
   (formerly Transamerica Premier Value
   Fund)                                          50,000,000
Transamerica Premier High-Yield Bond Fund         50,000,000
Transamerica Institutional Equity Fund            30,000,000

     SEVENTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors has duly divided and classified 1,160,000,000 authorized but unissued shares of undesignated Common Stock of the Corporation among its Series, including Transamerica Premier Institutional Bond Fund, Transamerica Premier Institutional Small/Mid Cap Value Fund and Transamerica Premier Institutional Diversified Equity Fund, each new Series of the Corporation, and has provided for the issuance of such Series so that after such classification the number of shares of Common Stock in each such Series of the Corporation are as follows:

                   Series                     Number of Shares
                   ------                     ----------------
Transamerica Premier Balanced                      60,000,000
Transamerica Premier Bond                          60,000,000
Transamerica Premier Cash Reserve                 510,000,000
Transamerica Premier Core Equity                   50,000,000
Transamerica Premier Equity                        70,000,000
Transamerica Premier Focus                         60,000,000
Transamerica Premier Growth Opportunities          60,000,000
Transamerica Premier High Yield Bond               50,000,000
Transamerica Premier Index                         60,000,000
Transamerica Premier Institutional Equity          30,000,000
Transamerica Premier Institutional Bond            50,000,000
Transamerica Premier Institutional
   Small/Mid Cap Value                             50,000,000
Transamerica Premier Institutional
   Diversified Equity                              50,000,000
                                                -------------
Authorized Issued Shares                        1,160,000,000


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     EIGHTH: Pursuant to the authority expressly vested in the Board of
Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors has merged Class A shares of Common Stock into Investor Class shares of Common Stock, and as a result, there are no shares outstanding of Class A as of the date hereof. Such Class A shares are hereby reclassified to the status of authorized but unissued shares of undesignated Common Stock of the Corporation and the existence of such Class A shares is hereby terminated.

     NINTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors has duly changed the name of Transamerica Premier Core Equity to Transamerica Premier Diversified Equity, holding and issuing the same amount of shares of common stock that its predecessor name had been designated to issue.

     TENTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors has approved the liquidation of Transamerica Premier Bond Fund and Transamerica Premier Index Fund, and as a result, there are no shares outstanding of Transamerica Premier Bond Fund and Transamerica Premier Index Fund as of the date hereof. Such shares of Transamerica Premier Bond Fund (60,000,000) and such shares of Transamerica Premier Index Fund (60,000,000) are hereby reclassified to the status of authorized but unissued shares of undesignated Common Stock of the Corporation and the existence of Transamerica Premier Bond Fund and Transamerica Premier Index Fund are hereby terminated. As a result, the Board of Directors has duly divided and classified 1,040,000,000 authorized but unissued shares of undesignated Common Stock of the Corporation among its Series, and has provided for the issuance of such Series so that after such classification the number of shares of Common Stock in each such Series of the Corporation are as follows:

                   Series                     Number of Shares
                   ------                     ----------------
Transamerica Premier Balanced Fund                 60,000,000
Transamerica Premier Cash Reserve Fund            510,000,000
Transamerica Premier Diversified Equity
   Fund                                            50,000,000
Transamerica Premier Equity Fund                   70,000,000
Transamerica Premier Focus Fund                    60,000,000
Transamerica Premier Growth Opportunities
   Fund                                            60,000,000
Transamerica Premier High Yield Bond Fund          50,000,000
Transamerica Premier Institutional Equity
   Fund                                            30,000,000
Transamerica Premier Institutional Bond
   Fund                                            50,000,000
Transamerica Premier Institutional Small
   Cap Value Fund                                  50,000,000
Transamerica Premier Institutional
   Diversified Equity Fund                         50,000,000
                                                -------------
Authorized Issued Shares                        1,040,000,000

     ELEVENTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors has duly changed the name of Transamerica Premier Institutional Small/Mid Cap Value to Transamerica Premier Institutional Small Cap Value, holding and issuing the same amount of shares of common stock that its predecessor name had been designated to issue.


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     TWELVTH: Pursuant to the authority expressly vested in the Board of
Directors of the Corporation by Article VI of the Charter of the Corporation, the Board of Directors reserves the right to create additional classes of any Series as it deems appropriate and each such class shall have the voting, dividend, liquidation and other rights as set forth in the Articles or in the resolutions of the Board of Directors upon the establishment of such class.

     THIRTEENTH: The Shares aforesaid have been duly authorized and classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation and in accordance with Section 2-105(c) of the Maryland General Corporation Law. This Articles Supplementary does not increase the authorized capital stock of the Corporation.

     IN WITNESS WHEREOF, the undersigned Vice President of Transamerica Investors, Inc., hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges that these Articles Supplementary are the act of the Corporation, and certifies that, to the best of his knowledge, information and belief, all matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Date: February 17, 2006                 TRANSAMERICA INVESTORS, INC.


                                        /s/ T. Gregory Reymann, II
                                        ----------------------------------------
                                        T. Gregory Reymann, II
                                        Vice President


ATTEST:


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